                                                                     Exhibit 2.1




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                             RESTRUCTURING AGREEMENT

                                      Among

                            The Cypress Group L.L.C.,

                             TPG Partners II, L.P.,

                                   Nazem, Inc.

                                       And

                          Genesis Health Ventures, Inc.

                                   Dated as of

                                 October 8, 1999







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                                TABLE OF CONTENTS

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                                                     ARTICLE I
DEFINITIONS.......................................................................................................1
         1.1  Certain Defined Terms...............................................................................1

                                                     ARTICLE II
AMENDMENT OF PUT/CALL AGREEMENT...................................................................................6
         2.1  Modification of Put/Call Agreement..................................................................6
         2.2  Issuance of Preferred Securities....................................................................6

                                                    ARTICLE III
PURCHASE AND SALE OF GENESIS COMMON STOCKAND WARRANTS TO
PURCHASE GENESIS COMMON STOCK ....................................................................................7
         3.1  Agreement to Purchase and Sell; Purchase Price......................................................7

                                                     ARTICLE IV
CLOSING...........................................................................................................7
         4.1  Closing.............................................................................................7
         4.2  Closing Obligations.................................................................................7

                                                     ARTICLE V
ADDITIONAL AGREEMENTS.............................................................................................9
         5.1  Additional Voting Right.............................................................................9
         5.2  Stockholders Agreement.............................................................................10
         5.3  Irrevocable Proxy..................................................................................10
         5.4  Pre-emptive Rights.................................................................................10
         5.5  Standstill Obligations.............................................................................11

                                                     ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF GENESIS........................................................................11
         6.1  Organization and Good Standing.....................................................................11
         6.2  Capitalization.....................................................................................12
         6.3  Issuance of Securities.............................................................................12
         6.4  Authority..........................................................................................13
         6.5  No Conflicts.......................................................................................13
         6.6  Required Filings; Consents and Approvals...........................................................13
         6.7  SEC Filings; Financial Statements..................................................................13
         6.8  Listing of Genesis Common Stock....................................................................14
         6.9  Rights Plan........................................................................................14
         6.10  Inapplicability of Antitakeover Statutes or Provisions............................................14
         6.11  Compliance With Securities Law....................................................................15

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                                                    ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE SPONSORS...................................................................15
         7.1  Organization and Good Standing.....................................................................15
         7.2  Authority..........................................................................................15
         7.3  No Conflicts.......................................................................................15
         7.4  Required Filings; Consents and Approvals...........................................................16
         7.5  Purchase for Investment............................................................................16

                                                    ARTICLE VIII
CONDITIONS TO CLOSING............................................................................................16
         8.1  Conditions to Obligation of Each Party to Effect the Transactions..................................16
         8.2  Conditions to Obligation of the Sponsors to Effect the Transactions................................17
         8.3  Conditions to Obligation of Genesis to Effect the Transactions.....................................18

                                                     ARTICLE IX
COVENANTS OF GENESIS.............................................................................................19
         9.1  Further Assurances.................................................................................19
         9.2  Operation of Business; Certain Negative Covenants..................................................20
         9.3  Stockholder Vote...................................................................................20
         9.4  No Acts or Omissions...............................................................................20
         9.5  Notice to Sponsors.................................................................................20
         9.6  Public Announcements...............................................................................21
         9.7  Reservation of Securities..........................................................................21
         9.8  Certificates of Designations; Amendment to Articles................................................21
         9.9  Disclosure.........................................................................................21
         9.10  Fees and Expenses.................................................................................22
         9.11  No Amendment......................................................................................22
         9.12  Tax Treatment of Preferred Stock..................................................................22
         9.13  Appointment of Sponsor Directors..................................................................22

                                                     ARTICLE X
COVENANTS OF THE SPONSORS........................................................................................22
         10.1  Further Assurances................................................................................22
         10.2  No Acts or Omissions..............................................................................23
         10.3  Public Announcements..............................................................................23
         10.4  Restriction on Sales..............................................................................23

                                                     ARTICLE XI
REGISTRATION RIGHTS..............................................................................................24
         11.1  Incidental Registration...........................................................................24
         11.2  Registration on Request...........................................................................25
         11.3  Registration Procedures...........................................................................27
         11.4  Indemnification...................................................................................30

                                                    ARTICLE XII
INDEMNIFICATION..................................................................................................33
         12.2  Procedure for Indemnification.....................................................................33


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                                                    ARTICLE XIII
MISCELLANEOUS....................................................................................................35
         13.1  Notices...........................................................................................35
         13.2  Severability......................................................................................37
         13.3  Entire Agreement..................................................................................37
         13.4  Amendment and Modification........................................................................37
         13.5  Termination.......................................................................................38
         13.6  Assignment; Binding on Transferees................................................................38
         13.7  Legend............................................................................................38
         13.8  Governing Law.....................................................................................39
         13.9  Headings..........................................................................................39
         13.10  Counterparts.....................................................................................39
         13.11  Submission to Jurisdiction; Waivers..............................................................39
         13.12  WAIVERS OF JURY TRIAL...........................................................................S-1


EXHIBITS

Exhibit A   -   Form of Amended and Restated Put/Call Agreement
Exhibit B   -   Form of Certificate of Designations for Series H Senior Convertible
                Participating Cumulative Preferred Stock
Exhibit C   -   Form of Certificate of Designations for Series I Senior Convertible
                Participating Cumulative Preferred Stock
Exhibit D   -   Form of Warrant
Exhibit E   -   Form of Amended and Restated Stockholders Agreement
Exhibit F   -   Form of Irrevocable Proxy and Power of Attorney

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                                       iii

                          RESTRUCTURING AGREEMENT


                   RESTRUCTURING AGREEMENT, dated as of October 8, 1999 (this "Agreement"), among The Cypress Group L.L.C., a Delaware limited liability company ("Cypress"), TPG Partners II, L.P., a Delaware limited partnership ("TPG"), Nazem, Inc., a Delaware corporation ("Nazem" and, together with Cypress and TPG, the "Sponsors"), and Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis").


                              W I T N E S S E T H:


                   WHEREAS, the parties hereto, directly or through affiliates, own all of the issued and outstanding capital stock of Genesis ElderCare Corp., a Delaware corporation ("Parent");

                   WHEREAS, the parties hereto and Parent are parties to a Stockholders Agreement, dated October 9, 1997 (the "Stockholders Agreement");

                   WHEREAS, the parties hereto are parties to a Put/Call Agreement, dated October 9, 1997 (the "Put/Call Agreement");

                   WHEREAS, pursuant to a Letter of Intent, dated August 2, 1999, the Sponsors and Genesis have agreed to restructure their investment in Parent; and

                   WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain agreements regarding rights and obligations of the parties.

                   NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                   Section 1.1 Certain Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the following meanings:

                   "Affiliate" of any Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

                  "Agreement" shall have the meaning set forth in the preamble to this Agreement.

                   "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

                   "Capital Stock" means any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) or corporate stock, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such corporate stock.

                   "Change in Control" shall be deemed to occur at any time that
(i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), in a single transaction or through a series of related transactions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of Genesis; (ii) Genesis consolidates or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates or merges with or into Genesis, in any such event pursuant to a transaction in which the outstanding Voting Stock of Genesis is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of Genesis is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities or other property in an amount which, if there is Public Debt outstanding at the time of such transaction, could be paid under the terms of such Public Debt and (B) the holders of the Voting Stock of Genesis immediately prior to such transaction own, directly or indirectly, not less than 50% of the Voting Stock of the surviving corporation immediately after such transaction;
(iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Genesis (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Genesis was approved by a vote of at least 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Genesis then in office; or (iv) Genesis is liquidated or dissolved or adopts a plan of liquidation.

                   "Closing" means the closing of the transactions contemplated by this Agreement.

                   "Company Indemnified Person" shall have the meaning set forth in Section 12.1(b).

                   "Custody Agreement and Power of Attorney" shall have the meaning set forth in Section 11.1(d) of this Agreement.

                   "Cypress" shall have the meaning set forth in the preamble to this Agreement.

                   "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                   "GAAP" means generally accepted accounting principles, as in effect in the United States of America on the date hereof and applied on a basis consistent with the manner in which such principles were applied in the preparation of the historical financial statements of Genesis.

                   "Genesis" shall have the meaning set forth in the preamble to this Agreement.

                   "Genesis Common Stock" means the common stock, par value $.02 per share, of Genesis and shall also include (i) capital stock of Genesis of any other class (regardless of how denominated) issued to the holders of shares of Genesis Common Stock upon any reclassification thereof in which the shares of Genesis Common Stock are converted into a new class of capital stock and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Genesis Common Stock.

                   "Genesis Credit Agreement" means the Fourth Amended and Restated Credit Agreement, dated August 20, 1999, by and among Genesis and certain of its subsidiaries as borrowers, Mellon Bank, N.A. as issuer of letters of credit, Mellon Bank, N.A. as administrative agent, Citicorp USA, Inc. as syndication agent, First Union National Bank, as documentation agent, Bank of America, N.A., as syndication agent and certain other financial institutions identified therein as lenders together with any agreements executed in connection with a refinancing of any indebtedness under the Genesis Credit Agreement, in each case as the same may be amended, restated, modified and/or supplemented from time to time.

                   "Genesis Non-Voting Common Stock" means the non-voting common stock, par value $.02 per share, of Genesis to be created pursuant to Section
9.8 and shall also include (i) capital stock of Genesis of any other class (regardless of how denominated) issued to the holders of shares of Genesis Non-Voting Common Stock upon any reclassification thereof in which the shares of Genesis Non-Voting Common Stock are converted into a new class of capital stock and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Genesis Non-Voting Common Stock.

                   "Genesis Rights Agreement" shall have the meaning set forth in Section 6.9.

                   "Healthcare Related Business" means a business, the majority of whose revenues result from healthcare, long-term care or managed care related businesses or facilities, including businesses which provide insurance relating to the costs of healthcare, long-term care or managed care services.

                   "Holder" means any Person who owns Registrable Securities.

                   "Losses" shall have the meaning set forth in Section 12.1(a).

                   "Material Adverse Effect" means any change or effect that, either individually or in the aggregate with all other changes or effects, is materially adverse to the business, operations, assets, liabilities (including contingent liabilities), financial condition or results of operations of Genesis and its subsidiaries taken as a whole.

                   "Multicare" means The Multicare Companies, Inc., a wholly owned subsidiary of Parent.

                   "Multicare Credit Agreement" means the Credit Agreement, dated October 9, 1997, among Multicare, certain of its subsidiaries, Mellon as administrative agent, and certain other agents and lenders referred to therein as previously amended, together with any agreements that refinance any of the indebtedness under the Multicare Credit Agreement, in each case as the same may be amended, restated, modified and/or supplemented from time to time.

                   "Parent" shall have the meaning set forth in the recitals to this Agreement.

                   "Person" means any individual, corporation, partnership, joint venture, trust, business, unincorporated organization or other entity.

                   "Pre-emptive Right Notice" shall have the meaning specified in Section 5.4(b).

                   "Public Debt" means obligations evidenced by bonds, notes, debentures or other similar instruments issued in an underwritten public offering registered under the Securities Act, in an offering pursuant to Rule 144A under the Securities Act or in an exchange offer registered on Form S-4 under the Securities Act.

                   "Redeemable Capital Stock" means, with respect to any Person, any Capital Stock of such Person that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the last stated maturity of the principal of any Public Debt of such Person outstanding at the time of issuance of such Capital Stock or is redeemable at the option of the holder thereof at any time prior to any such stated maturity, or is convertible into or exchangeable for debt securities at any time prior to any such stated maturity at the option of the holder thereof.

                   "Registrable Securities" means (i) the Genesis Common Stock and Warrants issued pursuant to Section 3.1, (ii) the Genesis Common Stock issued upon exercise of the Warrants, (iii) the Series H Preferred Stock (whenever issued), (iv) Series I Preferred Stock (whenever issued), (v) the Genesis Common Stock issued upon conversion of the Series H Preferred Stock,
(vi) the Genesis Non-Voting Common Stock issued upon conversion of the Series I Preferred Stock and (vii) any securities issued or distributed in respect of such Genesis Common Stock, Genesis Non-Voting Common Stock, Warrants, Series H Preferred Stock or Series I Preferred Stock by way of transfer, substitution, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, liquidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Genesis and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force or (z) they shall have ceased to be outstanding.

                   "Registration Expenses" means any and all expenses incident to performance of or compliance with Sections 11.1, 11.2 and 11.3 of this Agreement, including, without limitation, (i) all SEC and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 4.3(h), (v) the fees and disbursements of counsel for Genesis and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel, other than Genesis' counsel, selected by the holders of a majority of the Registrable Securities being registered to represent all holders of the Registrable Securities being registered in connection with each such registration (it being understood that any such holder may, at its own expense, retain separate counsel to represent it in connection with such registration),
(vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration. Notwithstanding anything to the contrary, Registration Expenses shall not include underwriting discounts, commissions and transfer taxes, if any, relating to sales of Registrable Securities.

                   "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  "SEC Filings"shall have the meaning set forth in Section
6.7(a).

                   "Securities Act" means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

                   "Sponsors" shall have the meaning set forth in the preamble to this Agreement.

                   "Sponsor Affiliate" means any investment fund or investment vehicle under common control with a Sponsor.

                   "Sponsor Indemnified Person" shall have the meaning set forth in Section 12.1(a).

                   "Stockholders Agreement" shall have the meaning set forth in the recitals to this Agreement.

                   "Third Party Claim" have the meaning set forth in Section
12.2.

                   "TPG" shall have the meaning set forth in the preamble to this Agreement.

                   "Transaction Securities" shall have the meaning set forth in
Section 6.3.

                   "Transaction Voting Securities" shall have the meaning set forth in Section 5.3(a).

                   "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                   "Warrants" means the collective reference to the warrants with the terms and conditions set forth in the Warrant Certificate attached as Exhibit D to this Agreement to be purchased and sold pursuant to Section 3.1.


                                   ARTICLE II

                         AMENDMENT OF PUT/CALL AGREEMENT

                   Section 2.1 Modification of Put/Call Agreement. At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, Cypress, TPG and Genesis and each of the Sponsor Affiliates parties to the Put/Call Agreement shall enter into an Amended and Restated Put/Call Agreement in the form of Exhibit A to this Agreement, which, among other things, shall result in the termination of the put option under the Put/Call Agreement.

                   Section 2.2 Issuance of Preferred Securities. In consideration for the termination of the put option under the Put/Call Agreement, at the Closing, upon the terms and subject to the conditions set forth in this Agreement, Genesis shall (a) issue to one or more Sponsor Affiliates designated by Cypress 12,185 shares of Genesis' Series H Senior Convertible Participating Cumulative Preferred Stock with the relative rights, preferences and limitations set forth in Exhibit B to this Agreement (the "Series H Preferred Stock") and 8,815 shares of Genesis' Series I Senior Convertible Exchangeable Participating Cumulative Preferred Stock with the relative rights, preferences and limitations set forth in Exhibit C to this Agreement (the "Series I Preferred Stock"), (b) issue to TPG or one or more Sponsor Affiliates designated by TPG 11,575 shares of Series H Preferred Stock and 8,375 shares of Series I Preferred Stock and (c) issue to one or more Sponsor Affiliates designated by Nazem 609 shares of Series H Preferred Stock and 441 shares of Series I Preferred Stock.

                                   ARTICLE III

                    PURCHASE AND SALE OF GENESIS COMMON STOCK
                  AND WARRANTS TO PURCHASE GENESIS COMMON STOCK

                   Section 3.1 Agreement to Purchase and Sell; Purchase Price.
(a) At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, Genesis shall sell to one or more Sponsor Affiliates designated by Cypress, and Cypress shall cause such Sponsor Affiliates to purchase from Genesis, (i) 6.25 million shares of Genesis Common Stock and (ii) Warrants to purchase 1 million shares of Genesis Common Stock. The aggregate purchase price for the securities to be purchased and sold pursuant to this
Section 3.1(a) shall be $25 million, payable in immediately available funds.

                   (b) At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, Genesis shall sell to TPG and/or one or more Sponsor Affiliates designated by TPG, and TPG shall, and/or shall cause such Sponsor Affiliates, as applicable, to purchase from Genesis, 6.25 million shares of Genesis Common Stock and Warrants to purchase 1 million shares of Genesis Common Stock. The aggregate purchase price for the securities to be purchased and sold pursuant to this Section 3.1(b) shall be $25 million, payable in immediately available funds.


                                   ARTICLE IV

                                     CLOSING

                   Section 4.1 Closing. (a) The Closing shall take place shall take place as soon as practicable after satisfaction or waiver of the conditions set forth herein at the offices of Simpson Thacher and Bartlett, 425 Lexington Avenue, New York, New York.

                   Section 4.2 Closing Obligations. (a) At the Closing, Genesis shall deliver:

                     (i) to the Sponsor Affiliates designated by Cypress, to TPG and/or the Sponsor Affiliates designated by TPG and to the Sponsor Affiliates designated by Nazem, as applicable, certificates representing the shares of the Series H Preferred Stock and the Series I Preferred Stock being purchased and sold pursuant to Section 2.2 of this Agreement;

                     (ii) to the Sponsor Affiliates designated by Cypress and to
                   TPG and/or the Sponsor Affiliates designated by TPG, as applicable, certificates representing the Genesis Common Stock and the Warrants substantially in the form of Exhibit D to this Agreement being purchased and sold pursuant to
                   Section 3.1 of this Agreement;

                     (iii) the opinion of Blank Rome Comisky & McCauley LLP
                   described in Section 8.2(b) of this Agreement;

                     (iv) the officer's certificate described in Section 8.2(j)
                   of this Agreement;

                     (v) the Amended and Restated Put/Call Agreement as
                   contemplated by Section 2.1, authorized, executed and delivered by Genesis;

                     (vi) the Amended and Restated Stockholders Agreement as
                   contemplated by Section 5.2, authorized, executed and delivered by Genesis; and

                     (vii) to Cypress and TPG immediately available funds in
                   reimbursement in accordance with Section 9.10 of their expenses incurred prior to the Closing.

                   (b)  At the Closing, Cypress shall deliver:

                     (i) or shall cause the applicable Sponsor Affiliates to
                   deliver, to Genesis the purchase price for the Genesis Common Stock and Warrants being purchased and sold pursuant to
                   Section 3.1(a) of this Agreement;

                     (ii) the certificate of an authorized person of Cypress
                   described in Section 8.3(d) of this Agreement;

                     (iii) the Amended and Restated Put/Call Agreement as
                   contemplated by Section 2.1, authorized, executed and delivered by Cypress and its applicable Sponsor Affiliates;

                     (iv) the Amended and Restated Stockholders Agreement as
                   contemplated by Section 5.2, and the proxy related thereto, each authorized, executed and delivered by Cypress and its applicable Sponsor Affiliates; and

                     (v) the Irrevocable Proxy or Proxies which it is required
                   to grant or caused to be granted pursuant to Section 5.3 of this Agreement.

                   (c) At the Closing, TPG shall deliver:

                     (i) or shall cause the applicable Sponsor Affiliates to
                   deliver, to Genesis the purchase price for the Genesis Common Stock and Warrants being purchased and sold pursuant to
                   Section 3.1(b) of this Agreement;

                     (ii) the certificate of an authorized person of TPG
                   described in Section 8.3(d) of this Agreement;

                     (iii) the Amended and Restated Put/Call Agreement as
                   contemplated by Section 2.1, authorized, executed and delivered by TPG and its applicable Sponsor Affiliates;

                     (iv) the Amended and Restated Stockholders Agreement as
                   contemplated by Section 5.2, and the proxy related thereto, each authorized, executed and delivered by TPG and its applicable Sponsor Affiliates; and

                     (v) the Irrevocable Proxy or Proxies which it is required
                   to grant or caused to be granted pursuant to Section 5.3 of this Agreement.

                   (d) At the Closing, Nazem shall deliver:

                     (i) the certificate of an authorized person of Nazem
                   described in Section 8.3(d) of this Agreement;

                     (ii) the Amended and Restated Put/Call Agreement as
                   contemplated by Section 2.1, authorized, executed and delivered by Nazem and its applicable Sponsor Affiliates;

                     (iii) the Amended and Restated Stockholders Agreement as
                   contemplated by Section 5.2, and the proxy related thereto, each authorized, executed and delivered by Nazem and its applicable Sponsor Affiliates; and

                     (iv) the Irrevocable Proxy or Proxies which it is required to grant or caused to be granted pursuant to Section 5.3 of this Agreement.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                   Section 5.1 Additional Voting Right. For so long as Cypress or TPG or Sponsor Affiliates affiliated with Cypress or TPG have the right to designate directors on the board of directors of Genesis pursuant to the terms of the Series H Preferred Stock, Genesis shall not (i) without the consent of two of the directors so designated, enter into any transaction or series of transactions which would constitute a Change in Control or engage in any transaction pursuant to Rule 13e-3 under the Exchange Act or (ii) without the unanimous consent of the members of the litigation committee of Genesis' board of directors settle any action at law or suit in equity disclosed in any public filing made by Genesis with the U.S. Securities and Exchange Commission or any claim or demand made by a third party arising out of or related to the facts or circumstances underlying any such action or suit.

                   Section 5.2 Stockholders Agreement. At the Closing, and upon the terms and subject to the conditions set forth in this Agreement, Cypress, TPG and Genesis and each of the Sponsor Affiliates party to the Stockholders Agreement shall enter into an Amended and Restated Stockholders Agreement in the form of Exhibit E to this Agreement (with such changes, additions or other modifications thereto as the lenders under the Genesis Credit Agreement (or an agent acting on behalf of such lenders) shall reasonably require).

                   Section 5.3 Irrevocable Proxy. (a) Each Sponsor owning Series H Preferred Stock, Genesis Common Stock issued upon conversion of Series H Preferred Stock, Genesis Common Stock issued pursuant to Section 3.1 of this Agreement or Genesis Common Stock issued upon exercise of Warrants (collectively, the "Transaction Voting Securities") or any securities issued or distributed in respect of Transaction Voting Securities shall, and each Sponsor shall cause each Sponsor Affiliate affiliated with such Sponsor owning Transaction Voting Securities or any securities issued or distributed in respect of Transaction Voting Securities to, grant to Genesis an irrevocable proxy and power of attorney substantially in the form of Exhibit F hereto.

                   (b) Prior to each vote of securityholders of Genesis in which the holders of Genesis Common Stock are entitled to vote generally, each Sponsor owning Transaction Voting Securities on the applicable record date shall, and each Sponsor shall cause each Sponsor Affiliate affiliated with such Sponsor owning Transaction Voting Securities on the applicable record date to, deliver to Genesis no more than 10 days after the record date a true and correct certificate setting forth the number and type of Transaction Voting Securities owned by such person on the applicable record date. Not later than the later of 10 days prior to such vote or 10 days after the notice from the Sponsors, Genesis shall provide notice with reasonable detail supporting its calculation to each Sponsor and Sponsor Affiliate owning Transaction Voting Securities on the applicable record date of the number and type of securities owned by such Person on the applicable record date that Genesis is entitled to vote pursuant to the irrevocable proxy and power of attorney.

                   Section 5.4 Pre-emptive Rights. (a) Cypress and TPG and the Sponsor Affiliates affiliated with Cypress and TPG shall each have a pro rata right, based on the number of shares of Genesis common stock held by them and the number of shares of Genesis common stock issuable upon exercise or conversion of other securities held by them, to participate in purchases of shares of Capital Stock of Genesis and securities exchangeable, convertible or exercisable for shares of Capital Stock of Genesis sold by Genesis; provided, that Cypress and TPG and the Sponsor Affiliates affiliated with Cypress and TPG shall not have such right in connection with (i) sales of securities in underwritten public offerings, (ii) sales of warrants offered in connection with sales of debt securities pursuant to Rule 144A under the Securities Act, (iii) the issuance of securities solely in exchange for assets or all of the stock of another Person (whether by merger, exchange or otherwise), (iv) issuances and sales of securities to employees and directors pursuant to benefit plans and (v) issuances and sales of securities in connection with joint ventures or other strategic relationships relating to a Healthcare Related Business; provided, however, that in the case of clause (v), the securities issued in connection with any joint venture or strategic relationship or any series of related joint ventures or strategic relationships do not represent more than 5% of the total voting power of Genesis.

                   (b) Genesis shall give Cypress and TPG written notice (the "Pre-emptive Right Notice") of any sale of securities to which the pre-emptive rights established pursuant to Section 5.4(a) shall apply which notice shall contain the terms and preferences of the securities being offered and the terms upon which such securities are being offered, and each Person with pre-emptive rights pursuant to Section 5.4(a) shall have the right, exercisable by written notice to Genesis within ten Business Days from receipt of the Pre-emptive Right Notice to purchase such securities in accordance with Section 5.4(a). Each Person electing to purchase additional securities pursuant to Section 5.4(a) shall purchase such securities on the terms specified in the Pre-Emptive Right Notice. The closing of the purchase and sale of any such securities shall not take place earlier than twenty Business Days from the date of the Pre-Emptive Right Notice.

                   Section 5.5 Standstill Obligations. (a) Effective as of the Closing, each Sponsor agrees that, other than pursuant to or as contemplated by this Agreement or the terms of the Transaction Securities and pursuant to stock splits, stock dividends or other distributions or offerings made available to holders of securities of Genesis generally, it shall not, and it shall cause its Affiliates not to, without the prior written consent of Genesis, directly or indirectly, alone or as part of a "group" (as defined in Section 13(d)(3) of the Exchange Act), acquire any shares of Voting Stock of Genesis or securities convertible into or exchangeable for any shares of Voting Stock of Genesis.

                   (b) The restrictions contained in Section 5.5(a) shall terminate if: (i) the board of directors of Genesis approves a transaction with any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange
Act) and such transaction would result in such person beneficially owning securities representing more than 35% of the total voting power of Genesis or all or substantially all of its assets; (ii) any person (other than Genesis in the case of an exchange offer) shall have commenced a tender or exchange offer for voting securities of Genesis or securities exchangeable, convertible or exercisable for voting securities of Genesis where all such voting securities represent more than 35% of the total voting power of Genesis; or (iii) none of Cypress, TPG and Sponsor Affiliates affiliated with Cypress or TPG have the right to designate directors on the board of directors of Genesis pursuant to the terms of the Series H Preferred Stock.


                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF GENESIS

                   Genesis represents and warrants to the Sponsors as follows:

                   Section 6.1 Organization and Good Standing. Genesis is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of

Pennsylvania and has all corporate powers required to carry on its business as now conducted. Genesis is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

                   Section 6.2 Capitalization. (a) As of the date hereof, the authorized Capital Stock of Genesis consists solely of 60,000,000 shares of common stock and 5,000,000 of preferred stock. As of September 30, 1999, there were 36,145,678 shares of Genesis common stock and 590,253 shares of Genesis preferred stock (all of which were shares of Genesis' Series G Cumulative Convertible Preferred Stock, each share of which is entitled to 13.44 votes per share) outstanding. Each share of Capital Stock of Genesis that is issued and outstanding has been duly authorized and validly issued and is fully paid and nonassessable, and the issuance thereof was not subject to any pre-emptive or other similar rights or made in violation of any applicable law.

                   (b) Except as set forth on Schedule 6.2(b), there are no outstanding options, warrants, agreements, conversion rights, exchange rights, pre-emptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of Genesis or any subsidiary of Genesis and there are no restrictions upon, or contracts or understandings of Genesis or any Affiliate of Genesis with respect to, the voting, issuance or transfer of any shares of Capital Stock of Genesis or any subsidiary of Genesis.

                   Section 6.3 Issuance of Securities. The (i) shares of Series H Preferred Stock issuable pursuant to Section 2.2 of this Agreement, (ii) shares of Series I Preferred Stock issuable pursuant to Section 2.2 of this Agreement, (iii) shares of Series H Preferred Stock issuable upon exchange of the Series I Preferred Stock pursuant to the terms of the Series I Preferred Stock, (iv) shares of Series I Preferred Stock issuable in the payment of dividends on the Series H Preferred Stock pursuant to the terms of the Series H Preferred Stock, (v) shares of Genesis Common Stock issuable upon conversion of the Series H Preferred Stock pursuant to the terms of the Series H Preferred Stock, (vi) shares of Genesis Non-Voting Common Stock issuable upon conversion of the Series I Preferred Stock pursuant to the terms of the Series I Preferred Stock, (vii) shares of Genesis Common Stock issuable pursuant to Section 3.1 of this Agreement, (viii) Warrants issuable pursuant to Section 3.1 of this Agreement and (ix) shares of Genesis Common Stock issuable upon exercise of the Warrants (collectively, the "Transaction Securities"), in each case have been duly authorized and when issued and delivered in accordance with the terms of this Agreement and, to the extent applicable, the terms of the Series H Preferred Stock, the Series I Preferred Stock and the Warrants, will be validly issued and outstanding, fully paid and nonassessable free and clear of all liens, claims and restrictions other than those created by the recipient, with no personal liability attached to the ownership thereof; and the holders of the outstanding Capital Stock of Genesis are not entitled to any pre-emptive or other rights to subscribe for such shares.

                   Section 6.4 Authority. The execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Genesis and, except for the requisite shareholder approvals contemplated by Section 9.3, no other proceedings on the part of Genesis are necessary to authorize and approve this Agreement or any of the transactions contemplated hereby including, without limitation, the amendment of Genesis' articles of incorporation as contemplated by Section 9.8. This Agreement has been duly executed and delivered by Genesis and constitutes the legal, valid and binding obligation of Genesis, enforceable against Genesis in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity and indemnification may be limited under federal and state securities laws.

                   Section 6.5 No Conflicts. Except as set forth in Schedule 6.6, (i) The execution and delivery by Genesis of this Agreement, the Amended and Restated Put/Call Agreement and the Amended and Restated Stockholders Agreement, (ii) the issuance of the Transaction Securities as contemplated hereby and, to the extent applicable, by the terms of the Series H Preferred Stock, the Series I Preferred Stock and the Warrants and (iii) the performance by Genesis of, and the consummation of the transactions contemplated by, this Agreement, the Amended and Restated Put/Call Agreement and the Amended and Restated Stockholders Agreement, do not and will not result in the creation of any lien on, or security interest in, any of the assets of Genesis or any of its subsidiaries or violate, conflict with or constitute a breach of, or a default under, or give rise to any right of termination, cancellation or acceleration under, (x) any material agreement, indenture or instrument to which Genesis or any of its subsidiaries is a party or which is binding on Genesis or any of its subsidiaries, (y) the terms of the articles of incorporation or bylaws of Genesis or (z) any law or any order or regulation applicable to Genesis of any court, regulatory body, administrative agency or governmental body having jurisdiction over Genesis, except for any lien or security interest or, in the case of clauses (x) and (z), any violation, conflict, breach, termination, cancellation or acceleration that would not, individually or in the aggregate, have a Material Adverse Effect.

                   Section 6.6 Required Filings; Consents and Approvals. Except as set forth in Schedule 6.6, no consent, approval or authorization of, or filing, registration or qualification with, any court, governmental, administrative or judicial authority or regulatory body or any Person (i) is required on the part of Genesis for the execution, delivery and performance of this Agreement and the transactions contemplated hereby, other than those which have been duly obtained or made or will be required in connection with Article XI of this Agreement (which will be timely obtained or made) or (ii) is required on the part of the Sponsors in connection with the disposition of their stock in Parent in one or more transactions.

                   Section 6.7 SEC Filings; Financial Statements. (a) Genesis has timely filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act or the Exchange Act (all such reports, registration statements and other filings, as amended or supplemented and including all documents incorporated by reference therein, filed since January 1, 1998, are referred to herein as the "SEC Filings"). As of the respective dates of their filing with the SEC, the SEC Filings complied in all material respects with the applicable provisions of Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (b) Each of the historical financial statements of Genesis (including any related notes or schedules) included in the SEC Filings was prepared in accordance with GAAP (except as may be disclosed therein) and complied in all material respects with the rules and regulations of the SEC. Such financial statements fairly present the consolidated financial position of Genesis and its subsidiaries as of the dates presented and the results of operations, cash flows and changes in stockholders' equity for the periods presented (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods).

                   Section 6.8 Listing of Genesis Common Stock. The shares of Genesis Common Stock and Genesis Non-Voting Common Stock which constitute Transaction Securities on the date of the issuance thereof, will be listed and eligible for trading on the principal United States securities exchange on which the Genesis Common Stock is then traded or on the NASDAQ National Market System, as the case may be.

                   Section 6.9 Rights Plan. The Board of Directors of Genesis has amended the Rights Agreement, dated as of April 20, 1995 (the "Genesis Rights Agreement"), between Genesis and Mellon Securities Trust Company, as Rights Agent, to exclude the Sponsors and the Sponsor Affiliates from the definition of "Acquiring Person" (as such term is defined in the Genesis Rights Agreement). Neither the execution and delivery of this Agreement nor the transactions contemplated by this Agreement, including, without limitation, the receipt of the Transaction Securities by Sponsors or the Sponsor Affiliates and the issuance of Transaction Securities by Genesis, shall cause any rights under the Genesis Rights Agreement or any other rights plan (poison pill) of Genesis or any of its subsidiaries or its or their successors to issue or become exercisable or result in any other adverse consequence under the Genesis Rights Agreement or any other rights plan of Genesis to Sponsors or the Sponsor Affiliates owning Transaction Securities.

                   Section 6.10 Inapplicability of Antitakeover Statutes or Provisions. No state takeover statute or similar statute or regulation applies, purports to apply or will, following the occurrence of any event contemplated hereby or otherwise, apply to the transactions contemplated by this Agreement, including, without limitation, the receipt of Transaction Securities by Sponsors or the Sponsor Affiliates and the issuance of Transaction Securities by Genesis, and, except as provided in this Agreement, no provision of the articles of incorporation, bylaws or other governing documents of Genesis will, following the occurrence of any event contemplated hereby or otherwise, restrict or impair the ability of Sponsors or the Sponsor Affiliates or any subsequent transferee to vote or otherwise exercise the rights of a stockholder with respect to Transaction Securities or otherwise obtain the benefits of this Agreement. At least seventy-five percent (75%) of the entire Board of Directors of Genesis has approved this Agreement and the transactions contemplated hereby, and no vote of shareholders is required pursuant to the provisions of Article 10 of Genesis' articles of incorporation in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                   Section 6.11 Compliance With Securities Law. Based, in part, on the representations and warranties of the Sponsors contained in Section 7.5, the offer and sale of the Transaction Securities are exempt from the registration and prospectus delivery requirements of the Securities Act. Neither Genesis nor anyone acting on Genesis' behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would subject the transactions contemplated hereby to the registration provisions of the Securities Act.


                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES OF THE SPONSORS

                   Each of the Sponsors severally, and not jointly, represents and warrants to Genesis as follows:

                   Section 7.1 Organization and Good Standing. Such Sponsor and each Sponsor Affiliate affiliated with such Sponsor is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all powers required to carry on its business as now conducted.

                   Section 7.2 Authority. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Sponsor and the Sponsor Affiliates affiliated with such Sponsor. This Agreement has been duly executed and delivered by such Sponsor and the Sponsor Affiliates affiliated with such Sponsor and constitutes the legal, valid and binding obligation of such Sponsor and the Sponsor Affiliates affiliated with such Sponsor, enforceable against such Sponsor and the Sponsor Affiliates affiliated with such Sponsor in accordance with the terms hereof, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity and indemnification may be limited under federal and state securities laws.

                   Section 7.3 No Conflicts. (i) The execution and delivery by such Sponsor and the Sponsor Affiliates affiliated with such Sponsor of this Agreement, the Amended and Restated Put/Call Agreement and the Amended and Restated Stockholders Agreement and (ii) the performance by such Sponsor and the Sponsor Affiliates affiliated with such Sponsor of, and the consummation of the transactions contemplated by, this Agreement, the Amended and Restated Put/Call Agreement and the Amended and Restated Stockholders Agreement, do not and will not result in the creation of any lien on, or security interest in, any of the assets of such Sponsor or any Sponsor Affiliates affiliated with such Sponsor or violate, conflict with or constitute a breach of, or a default under, or give rise to any right of termination, cancellation or acceleration under, (x) any material agreement, indenture or instrument to which such Sponsor or any Sponsor Affiliates affiliated with such Sponsor is a party or which is binding on such Sponsor or any Sponsor Affiliates affiliated with such Sponsor, (y) the terms of the constituent documents of such Sponsor or any Sponsor Affiliates affiliated with such Sponsor or (z) any law or any order or regulation applicable to such Sponsor or any Sponsor Affiliates affiliated with such Sponsor of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Sponsor or any Sponsor Affiliates affiliated with such Sponsor, except for any lien or security interest or, in the case of clauses (x) and (z), any violation, conflict, breach, termination, cancellation or acceleration that would not, individually or in the aggregate, have a material adverse effect on such Sponsor or any Sponsor Affiliates affiliated with such Sponsor.

                   Section 7.4 Required Filings; Consents and Approvals. Except as set forth on Schedule 7.4, except as may be required on the part of the Sponsors by any court, governmental, administrative or judicial authority or regulatory body in connection with any the acquisition of the Transaction Securities and except as may be required on the part of the Sponsors in connection with the disposition of their stock in Parent in one or more transactions, no consent, approval or authorization of, or filing, registration or qualification with, any court, governmental, administrative or judicial authority or regulatory body or any Person is required on the part of such Sponsor for the execution, delivery and performance of this Agreement and the transactions contemplated hereby, other than those which have been duly obtained or made.

                   Section 7.5 Purchase for Investment. Such Sponsor and/or, if applicable, the Sponsor Affiliates affiliated with such Sponsor, are acquiring the Transaction Securities for investment and not with a view to, or for sale in connection with, any distribution thereof. Such Sponsor and/or, if applicable, the Sponsor Affiliates affiliated with such Sponsor (either alone or together with its advisors) have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Transaction Securities and is capable of bearing the economic risks of such investment.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

                   Section 8.1 Conditions to Obligation of Each Party to Effect the Transactions. The respective obligations of each party to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                   (a) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Closing contemplated shall be in effect.

                   (b) Required Filings and Consents. Each of the parties shall have obtained all necessary governmental, administrative, regulatory, shareholder and third party consents and approvals in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby (other than the consents contemplated in Section 8.2 (i) of this Agreement), and such consents and approvals shall be in full force and effect. The waiting period (and any extension thereof) applicable to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") shall have been terminated or shall have expired.

                   Section 8.2 Conditions to Obligation of the Sponsors to Effect the Transactions. The respective obligations of the Sponsors to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                   (a) Listing of Genesis Common Stock. The Genesis Common Stock to be issued at the Closing shall be listed and eligible for trading on a principal United States securities exchange on which the Genesis Common Stock is then traded or on the NASDAQ National Market System as the case may be.

                   (b) Opinion of Counsel. Genesis shall have delivered to the Sponsors an opinion from Blank Rome Comisky & McCauley LLP, reasonably satisfactory to the Sponsors, with respect to the matters addressed in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.9, 6.10 and 6.11. In rendering such opinion, such counsel may rely on the opinion of Genesis' corporate counsel to the extent consistent with past practice.

                   (c) Representations and Warranties. The representations and warranties of Genesis contained herein shall be true and correct in all material respects as of the date hereof and at, and as of, the Closing, with the same force and effect as though made at, and as of, the Closing, except that, to the extent any representation or warranty is made as of a specified date, it need be true only as of such date (it being understood that, for purposes of determining the truth and correctness of Genesis' representations and warranties, all Material Adverse Effect and materiality qualifiers contained in such representations and warranties shall be disregarded).

                   (d) Proceedings and Documents. All corporate proceedings on the part of Genesis in connection with the transactions contemplated hereby and all documents and instruments incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Sponsors, and such counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                   (e) Certificates of Designation; Amendment to Articles of Incorporation. The Certificates of Designation for the Series H Preferred Stock and the Series I Preferred Stock substantially in the forms attached hereto as Exhibits B and C, respectively, and the amendment to Genesis' articles of incorporation as contemplated by Section 9.8 shall have been filed in accordance with the laws of the Commonwealth of Pennsylvania.

                   (f) No Change of Control. No Change in Control shall have occurred.

                   (g) No Material Breach. Genesis shall have performed in all material respects all of its obligations and covenants contained in this Agreement to be performed by it at or prior to the Closing.

                   (h) No Material Adverse Change. There shall not have occurred any event, circumstance, condition, fact or other matter which has had a Material Adverse Effect.

                   (i) Regulatory Consents. The Sponsors shall have obtained all necessary governmental, administrative and regulatory consents and approvals, and made all governmental, administrative and regulatory filings required to be made at or prior to the Closing, in connection with the Sponsors' disposition of their stock in Parent in one or more transactions satisfactory to the Sponsors.

                   (j) Officer's Certificate. The Sponsors shall have received a certificate signed by an authorized officer of Genesis certifying as to the fulfillment of the conditions set forth in Sections 8.2(a), (c), (e), (g), (h) and (k).

                   (k) Other Agreements. Genesis shall have entered into each of the Amended and Restated Put/Call Agreement and the Amended and Restated Stockholders Agreement.

                   (l) Certificates. The Sponsors shall have received certificates representing the Transaction Securities to be acquired by them at the Closing pursuant to Sections 2.2 and 3.1.

                   (m) Expenses. Concurrently with the Closing, Genesis shall reimburse Cypress and TPG in accordance with Section 9.10 for their expenses incurred prior to the Closing.

                   Section 8.3 Conditions to Obligation of Genesis to Effect the Transactions. The obligation of Genesis to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                   (a) Representations and Warranties. The representations and warranties of each Sponsor contained herein shall be true and correct in all material respects as of the date hereof and at, and as of, the Closing, with the same force and effect as though made at, and as of, the Closing, except that, to the extent any representation or warranty is made as of a specified date, it need be true only as of such date (it being understood that, for purposes of determining the truth and correctness of each Sponsor's representations and warranties, all materiality qualifiers contained in such representations and warranties shall be disregarded).

                   (b) Opinion of Counsel. Each of Cypress and TPG shall have delivered to Genesis an opinion from its counsel, reasonably satisfactory to Genesis, with respect to the matters addressed in Sections 7.2 and 7.3(y); provided, that such counsel need not express any opinion concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law and the Delaware Uniform Limited Partnership Law, and, provided, further, that such counsel need not express any opinion concerning any matter of health care or insurance law or regulation.

                   (c) No Material Breach. Each Sponsor shall have performed in all material respects all of its obligations and covenants contained in this Agreement to be performed by it at or prior to the Closing.

                   (d) Officer's Certificate. Genesis shall have received from each Sponsor a certificate signed by an authorized person of such Sponsor certifying as to the fulfillment of the conditions set forth in Sections 8.3(a),
(c) and (e).

                   (e) Other Agreements. Each of Cypress and TPG shall have entered into each of the Amended and Restated Put/Call Agreement and the Amended and Restated Stockholders Agreement.

                   (f) Purchase Price. Genesis shall have received the purchase price for the Genesis Common Stock and the Warrants being purchased and sold at the Closing pursuant to Section 3.1.


                                   ARTICLE IX

                              COVENANTS OF GENESIS

                   Genesis covenants and agrees as follows for the benefit of each Sponsor:

                   Section 9.1 Further Assurances. (a) Subject to the terms and conditions hereof, Genesis shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable or reasonably requested by Cypress or TPG to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement. In this regard, Genesis shall use its reasonable best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the parties to be satisfied.

                   (b) Genesis shall prepare, file and deliver, as applicable, all applications and other notices and documents required in connection with, and use its reasonable best efforts to obtain promptly and comply with any conditions contained in all governmental, administrative, regulatory, shareholder and third party consents and approvals required to be obtained by it in connection with, the transactions contemplated by this Agreement, including, without limitation, any filings under the HSR Act. Genesis shall use its reasonable best efforts to cooperate with the Sponsors in connection with their similar activities.

                   Section 9.2 Operation of Business; Certain Negative Covenants. From the date hereof until the Closing, except as contemplated by this Agreement or unless each of Cypress and TPG gives its prior written consent, Genesis shall operate its business only in the normal course, consistent with past practice and in compliance with applicable laws. From the date hereof until the Closing, unless each of Cypress and TPG gives its prior written consent, Genesis shall not:

                   (a) enter into any transaction or series of transactions which would constitute a Change in Control or engage in any transaction pursuant to Rule 13e-3 under the Exchange Act;

                   (b) issue, reissue, sell, pledge, encumber or otherwise dispose of, reclassify, combine, split or subdivide any of its Capital Stock, or authorize any of the foregoing, other than pursuant to commitments outstanding on the date hereof or pursuant to employee benefit plans existing on the date hereof;

                   (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any Capital Stock of Genesis; or

                   (d) amend, modify, supplement or otherwise change any of the terms of Genesis' articles of incorporation or bylaws.

                   Section 9.3 Stockholder Vote The Company shall (unless previously adopted) present proposals, in accordance with all applicable laws and regulations, to its stockholders at a special meeting held as promptly as practicable after the date hereof, including, without limitation, proposals seeking the approval of the amendment of Genesis' articles of incorporation as contemplated by Section 9.8 and any approvals required by the New York Stock Exchange, Inc. The members of the board of directors of Genesis shall, to the extent consistent with their fiduciary duties, recommend approval of such proposals. In connection with the foregoing, Genesis shall use its reasonable best efforts to file and have cleared by the SEC, and will thereafter mail to its stockholders as promptly as practicable, all proxy materials which are necessary or advisable.

                   Section 9.4 No Acts or Omissions. Genesis shall not enter into any agreement, take any action or fail to take any action that would materially impair its ability to perform its obligations under this Agreement or cause any condition to any parties' obligation hereunder to consummate the Closing to be incapable of being satisfied.

                   Section 9.5 Notice to Sponsors. Genesis shall promptly advise the Sponsors of any change, development or condition that may materially impair Genesis' ability to consummate the Closing or cause any condition to any parties' obligation hereunder to consummate the Closing to be incapable of being satisfied.

                   Section 9.6 Public Announcements. Unless required by law, regulation or legal or judicial process or the rules of any securities exchange or over the counter market, prior to the Closing, neither Genesis nor any Person on Genesis' behalf shall make any news release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the consent of Cypress and TPG, which consent shall not be unreasonably withheld. If any such news release or public disclosure shall be required by law, regulation or legal or judicial process or the rules of any securities exchange or over the counter market and, in any event, prior to any such news release or public disclosure following the Closing, Genesis shall give Cypress and TPG notice thereof and consult with Cypress and TPG with respect thereto.

                   Section 9.7 Reservation of Securities. For so long as any of the Series H Preferred Stock or any Warrants are outstanding, Genesis shall reserve and keep available, free from pre-emptive rights, (i) a sufficient number of shares of Genesis Common Stock to satisfy its conversion obligation under the terms of the Series H Preferred Stock and its obligation to issue shares of Genesis Common upon exercise of Warrants and (ii) a sufficient number of shares of the Series I Preferred Stock to enable Genesis to declare and pay dividends on the Series H Preferred Stock in shares of Series I Preferred Stock, in accordance with the terms of the Series H Preferred Stock. For so long as any of the Series I Preferred Stock is outstanding, Genesis shall reserve and keep available, free from pre-emptive rights, a sufficient number of shares of Genesis Non-Voting Common Stock to satisfy its conversion obligation under the terms of the Series I Preferred Stock and a sufficient number of shares of Series H Preferred Stock to enable Genesis to exchange the Series I Preferred Stock therefor in accordance with the terms of the Series I Preferred Stock.

                   Section 9.8 Certificates of Designations; Amendment to Articles. Prior to the Closing, Genesis shall (i) file a certificate of designations for each of the Series H Preferred Stock and the Series I Preferred Stock substantially in the forms of Exhibits B and C hereto, respectively, in accordance with the laws of the Commonwealth of Pennsylvania and (ii) file an amendment to Genesis' articles of incorporation in form and substance reasonably satisfactory to Cypress and TPG effecting such changes to Genesis' articles of incorporation as may be necessary or advisable in connection with the transactions contemplated by this Agreement, including, without limitation, (y) creating the Genesis Non-Voting Common Stock (which shall have rights, preferences and limitations which are identical in all respects to the Genesis Common Stock except that the Genesis Non-Voting Common Stock shall not have the right to vote other than any right to vote provided by law) and (z) providing for a sufficient number of authorized shares of Genesis Common Stock and Genesis Non-Voting Common Stock for issuance as contemplated by this Agreement, the Warrants, the Series H Preferred Stock and the Series I Preferred Stock.

                   Section 9.9 Disclosure. Subject to reasonable confidentiality provisions, Genesis shall promptly furnish Cypress and TPG with all financial and other information concerning Genesis and related matters, and access to personnel of Genesis, which Cypress and TPG may reasonably request.

                   Section 9.10 Fees and Expenses. If the Closing shall occur, Genesis shall promptly reimburse Cypress and TPG for their expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby (including the fees and expenses of their professional advisors) up to a maximum aggregate amount of $1,000,000.

                   Section 9.11 No Amendment. Except as specifically contemplated hereby, Genesis shall not amend, modify, supplement or otherwise change any of the terms of its articles of incorporation, bylaws, shareholder rights agreement or other constituent document in a manner that would be adverse to Sponsors (other than an amendment, modification or supplement or other change which would affect Sponsors the same as other shareholders of Genesis).

                   Section 9.12 Tax Treatment of Preferred Stock. Genesis (i) intends that the Series H Preferred Stock and the Series I Preferred Stock will be treated as stock that is other than "preferred stock" within the meaning of Treasury regulation section 1.305-5(a) and (ii) shall prepare any and all returns, reports and other statements (including, in each case, any schedule or attachment thereto, or any amendment thereof) relating to United States federal income taxation in a manner consistent with such treatment.

                   Section 9.13 Appointment of Sponsor Directors. Prior to the Closing, the Board of Directors of Genesis shall take all actions necessary to appoint to the Board of Directors of Genesis the number of directors to be nominated by TPG and Cypress Merchant Banking Partners L.P. in accordance with
Section 8 of the Certificate of Designations of the Series H Preferred Stock, such appointments to be effective from and after the Closing until the next annual meeting of shareholders of Genesis.


                                    ARTICLE X

                            COVENANTS OF THE SPONSORS

                   Each of the Sponsors severally, and not jointly, covenants and agrees as follows:

                   Section 10.1 Further Assurances. (a) Subject to the terms and conditions hereof, such Sponsor shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable or reasonably requested by Genesis to consummate and make effective, as promptly as practicable, the transactions contemplated by this Agreement. In this regard, such Sponsor shall use its reasonable best efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the parties to be satisfied.

                   (b) Such Sponsor shall prepare, file and deliver, as applicable, all applications and other notices and documents required in connection with, and use its reasonable best efforts to obtain promptly and comply with any conditions contained in all governmental, administrative, regulatory, shareholder and third party consents and approvals required to be obtained by it in connection with, the transactions contemplated by this Agreement, including, without limitation, any filings under the HSR Act. Such Sponsor shall use its reasonable best efforts to cooperate with Genesis in connection with its similar activities.

                   Section 10.2 No Acts or Omissions. Such Sponsor shall not enter into any agreement or take any action that would materially impair its ability to perform its obligations under this Agreement or cause any condition to any parties' obligation hereunder to consummate the Closing to be incapable of being satisfied.

                   Section 10.3 Public Announcements. Unless required by law, regulation or legal or judicial process, prior to the Closing, neither such Sponsor nor any Person on such Sponsor's behalf shall make any news release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the consent of Genesis, which consent shall not be unreasonably withheld. If any such news release or public disclosure shall be required by law, regulation or legal or judicial process or the rules of any securities exchange or over the counter market and, in any event, prior to any such news release or public disclosure following the Closing, such Sponsor shall give Genesis notice thereof and consult with Genesis with respect thereto.

                   Section 10.4 Restriction on Sales. For so long as the standstill obligations set forth in Section 5.5 of this Agreement are in effect, such Sponsor shall not sell Transaction Securities which are voting securities or Warrants to (a) any person in a transaction or a series of transactions where such voting securities, together with any other voting securities known by such Sponsor to have been sold to such person by any other Sponsor, represent more than 15% of Genesis's total voting power or (b) to any "competitor" of Genesis, except, in any case, in an underwritten public offering, in an underwritten offering effected pursuant to Rule 144A (or any successor provision) under the Securities Act or in a transaction approved by Genesis's board of directors. Such Sponsor shall give notice to Genesis of any transfer of such securities, including the name of the transferee and whether it believes the transferee and the selling Sponsor are a "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act).

                   For purposes of this Section 10.4, "competitor" shall mean any person which derives more than $500 million in revenues from the operation of long-term care facilities and/or institutional pharmacy sales; provided, that any person which derives more than $200 million in revenues from the operation of long-term care facilities and/or institutional pharmacy sales solely within one or two markets in which Genesis then operates (as most recently reported by Genesis in its filings with the SEC) shall be a "competitor".

                                   ARTICLE XI

                               REGISTRATION RIGHTS

                   Section 11.1 Incidental Registration. (a) Right to Include Registrable Securities. Each time Genesis proposes to register securities under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to all Holders of its intention to do so and the Holders' rights under this Section 11.1(a). Upon the written request of any Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), Genesis will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which Genesis has been so requested to register by the Holders thereof; provided, that
(i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Genesis shall determine for any reason not to proceed with the proposed registration, Genesis may, at its election, give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering by Genesis (underwritten, at least in part, by Persons who are not Affiliates of Genesis), all Holders requesting to have Registrable Securities included in Genesis' registration must sell their Registrable Securities to such underwriters who shall have been selected by Genesis on the same terms and conditions as apply to Genesis, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings and such other differences as may be customary or appropriate in light of the fact that Genesis and such Holders may be selling different securities. If a proposed registration pursuant to this Section 11.1(a) involves such an underwritten public offering, any Holder making a request under this Section 11.1(a) in connection with such registration may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw such request and not to have such securities registered in connection with such registration.

                   (b) Expenses. Genesis will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to Section 11.1(a), regardless of whether such registration statement becomes effective.

                   (c) Priority in Incidental Registrations. If a registration pursuant to this Section 11.1 involves an underwritten offering by Genesis (as described in Section 11.1(a)(ii)) and the managing underwriter with respect to such offering advises Genesis in writing that, in its opinion, the number of securities (including all Registrable Securities) which Genesis, the Holders and any other persons intend to include in such registration exceeds the largest number of securities which can be sold in such offering without having an adverse effect on the offering of securities as contemplated by Genesis (including the price at which Genesis proposes to sell such securities), then Genesis will include in such registration (i) first, all the securities Genesis proposes to sell for its own account and (ii) second, (A) the number of shares of Registrable Securities which the Holders have requested to be included in such registration and (B) the number of shares of securities as to which the holders thereof have, as of the date of this Agreement, the right to include in such registration and which the holders thereof have requested to be included in such registration, in each case which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above. If the number of shares of Registrable Securities which the Holders have requested to be included in such registration and the number of shares of such other securities which the holders thereof have requested to be included in such registration are accordingly reduced, such reduced number of Registrable Securities and such other securities shall be allocated pro rata among the holders thereof on the basis of the relative number of shares of Registrable Securities or such other securities then held by each such holder; provided, that any shares thereby allocated to any such holder that exceed such holder's request will be reallocated among the remaining requesting holders in like manner.

                   (d) Custody Agreement and Power of Attorney. Upon Genesis' request, any Holder will execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to Genesis with respect to the shares of Registrable Securities to be registered pursuant to this
Section 11.1 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Holder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Registrable Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Holder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Holder's behalf with respect to the matters specified therein.

                   (e) Other Agreements. Each Holder shall execute such other agreements as Genesis may reasonably request to further accomplish the purposes of this Section 11.1.

                   Section 11.2 Registration on Request. (a) Request by Holders. Upon the written request of Cypress or TPG or the written request of any Holder or Holders of outstanding Registrable Securities which, together with the shares of Genesis Common Stock and the Genesis Non-Voting Common Stock issuable upon exercise or conversion of such Registrable Securities, constitute more than 50% of the shares of Genesis Common Stock and Genesis NonVoting Common Stock that are then Registrable Securities and the shares of Genesis Common Stock and Genesis Non-Voting Common Stock then issuable upon exercise or conversion of Registrable Securities, requesting that Genesis effect the registration under the Securities Act of all or part of such Holder's or Holders' Registrable Securities (which Registrable Securities requested to be registered have a proposed aggregate public offering price as of the date of such request of not less than $25 million or which constitute all or such Holder's or Holders'

Registrable Securities), and specifying the intended method of disposition thereof, Genesis will promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

                   (i) the Registrable Securities which Genesis has been so requested to register by such Holders or Holder; and

                   (ii) all other Registrable Securities which Genesis has been requested to register by any other Holder thereof by written request given to Genesis within 30 days after the giving of such written notice by Genesis (which request shall specify the intended method of disposition of such Registrable Securities), so as to permit the disposition (in accordance with the Holders' intended method thereof) of the Registrable Securities so to be registered; provided, that Genesis shall not be obligated to file a registration statement relating to any registration request under this Section 11.2(a) (i) within a period of six months after the effective date of any other registration statement relating to
(A) any registration request under this Section 11.2(a) or (B) any registration of Registrable Securities effected under Section 11.1, (ii) if five registration statements relating to registration requests under this Section 11.2(a) have previously been filed and declared effective by the SEC or (iii) with respect to any Registrable Securities other than Common Stock or Non-Voting Common Stock, within 270 days after the Closing.

                   (b) Expenses. Genesis will pay all Registration Expenses in connection with the five registrations of Registrable Securities pursuant to this Section 11.2 upon the written request of any of the Holders.

                   (c) Effective Registration Statement. A registration requested pursuant to this Section 11.2 will not be deemed to have been effected unless it has become effective; provided, that if, within the period ending on the earlier to occur of (i) 180 days after the applicable registration statement has become effective, or (ii) the date on which the distribution of the Registrable Securities covered thereby has been completed, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

                   (d) Shelf Registration. If Genesis is eligible to file a registration statement on Form S-3 (or any equivalent successor form), then the Person or Persons entitled to make a request for registration pursuant to
Section 11.2(c) may elect to require that the registration then requested be effected using a shelf registration under Rule 415 of the Securities Act. Genesis will use its reasonable best efforts to cause any registration pursuant to this Section 11.2 effected as a shelf registration under Rule 415 of the Securities Act to remain effective for a period ending on the earlier of (i) two years after the effective date of the registration statement plus such additional period of time as Genesis or any Holder may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities pursuant to such registration, and (ii) the date on which all Registrable Securities covered by such registration statement have been sold.

                   (e) Selection of Underwriters. If a requested registration pursuant to this Section 11.2 involves an underwritten offering, the Person or Persons requesting registration shall have the right to select the investment banker or bankers and managers to administer the offering; provided, however, that such investment banker or bankers and managers shall be reasonably satisfactory to Genesis.

                   (f) Priority in Requested Registrations. If a requested registration pursuant to this Section 11.2 involves an underwritten offering and the managing underwriter advises Genesis in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of Genesis which are not Registrable Securities) exceeds the largest number of securities which can be sold in such offering, Genesis will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of such Registrable Securities to be included in such registration shall be allocated pro rata (in the case of securities other than common stock of Genesis, based on the number of shares of common stock then issuable upon exercise or conversion thereof) among all requesting Holders on the basis of the relative number of shares of Registrable Securities (in the case of securities other than common stock of Genesis, based on the number of shares of common stock then issuable upon exercise or conversion thereof) then held by each such Holder; provided, that any securities thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner. In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, Genesis may include in such registration the securities Genesis or other Persons propose to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold.

                   Section 11.3 Registration Procedures. If and whenever Genesis is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Genesis will, as expeditiously as possible:

                   (a) prepare and, if the registration is pursuant to notice given under Section 11.2(a), in any event within 45 days after the giving of notice pursuant to Section 11.2(a), file with the SEC a registration statement with respect to such Registrable Securities on any form for which Genesis then qualifies or which counsel for Genesis shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; provided, however, that Genesis may discontinue any registration of its securities which is being effected pursuant to Section 11.2 at any time prior to the effective date of the registration statement relating thereto;

                   (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of 180 days (or, in the case of a shelf registration pursuant to Rule 415 under the Securities Act, two years plus such additional period of time as Genesis or any Holder may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities pursuant to such registration) or such lesser period of time as Genesis or any Holder may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, Genesis will furnish to the Holders and their counsel copies of all documents proposed to be filed, which documents will be subject to the review of such counsel and will not be filed if such counsel reasonably objects;

                   (c) furnish to each Holder of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus and prospectus supplement, as applicable), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

                   (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that Genesis shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 11.3(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                   (e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

                   (f) notify each Holder of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 11.3(b), of Genesis' becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                   (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of
         Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                   (h) (A) use its best efforts to cause all such Registrable Securities which are shares of Genesis Common Stock or Genesis Non-Voting Common Stock to be listed on any securities exchange on which the Genesis Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange and (B) provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

                   (i) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of Registrable Securities (on a converted or exercised basis, as applicable, in the case of Series H Preferred Stock, Series I Preferred Stock and Warrants) constituting a majority of the shares of Registrable Securities (on a converted or exercised basis, as applicable, in the case of Series H Preferred Stock, Series I Preferred Stock and Warrants) being registered or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including making appropriate members of senior management of Genesis available for customary participation in a "road show" presentation to potential investors;

                   (j) obtain a "cold comfort" letter or letters from Genesis' independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as Sellers of Registrable Securities (on a converted or exercised basis, as applicable, in the case of Series H Preferred Stock, Series I Preferred Stock and Warrants) constituting a majority of the shares of Registrable Securities (on a converted or exercised basis, as applicable, in the case of Series H Preferred Stock, Series I Preferred Stock and Warrants) being registered or issuable upon exercise or conversion of Registrable Securities being registered shall reasonably request (provided that Registrable Securities constitute at least 25% of the securities covered by such registration statement); and

                   (k) make available for inspection by representatives of the Holders of the Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Genesis, and cause all of Genesis' officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                   Genesis may require each Holder of Registrable Securities as to which any registration is being effected to furnish Genesis with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Genesis may from time to time reasonably request in writing.

                   Each Holder of Registrable Securities, upon receipt of any notice from Genesis of the happening of any event of the kind described in
Section 11.3(f), shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 11.3(f), and, if so directed by Genesis, such Holder shall deliver to Genesis (at Genesis' expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Genesis shall give any such notice, the period mentioned in Section 11.3(b) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 11.3(f) and through the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 11.3(f).

                   Section 11.4 Indemnification. (a) Indemnification by Genesis. In the event of any registration of any securities of Genesis under the Securities Act pursuant to Section 11.1 or 11.2, Genesis hereby indemnifies and agrees to hold harmless, to the extent permitted by law, each Holder of Registrable Securities covered by such registration statement, each affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities

(or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, and Genesis will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that Genesis shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to Genesis by such Indemnified Party for use in the preparation thereof; and provided, further, that Genesis will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 11.4(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if Genesis has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and shall survive the transfer of such securities by such Holder.

                   (b) Indemnification by the Holders and Underwriters. Genesis may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 11.1 or 11.2 herein, that Genesis shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 11.4(a)) Genesis, all other prospective Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons, with respect to any statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to Genesis by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Genesis or any of the Holders, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such Holder.

                   (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 11.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 11.4(a) or 11.4(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If the indemnified party has been advised by counsel that having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                   (d) Other Indemnification. Indemnification similar to that specified in this Section 11.4 (with appropriate modifications) shall be given by Genesis and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                   (e) Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 11 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances. The amount paid or payable by a party under this Section 11.4 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 11.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                   (f) Non-Exclusivity. The obligations of the parties under this Section 11 shall be in addition to any liability which any party may otherwise have to any other party.

                   (g) Rule 144. Genesis covenants that it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Genesis is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, Genesis will deliver to such Holder a written statement as to whether it has complied with such requirements.

                                   ARTICLE XII

                                 INDEMNIFICATION

                   Section 12.1 (a) Genesis shall indemnify and hold harmless each Sponsor and its respective Affiliates, officers, directors, members, employees, advisors and agents (each, a "Sponsor Indemnified Person") from and against any and all losses, claims, damages, liabilities, costs, expenses, actions, suits, proceedings, interest, penalties and fines (including, without limitation, costs of collection, attorneys' fees and expenses and costs of defense, investigation and ongoing monitoring), whether or not involving a third party claim (collectively, "Losses") to which such Sponsor Indemnified Person may become subject or incur, directly or indirectly, based upon, arising out of or in connection with a breach of any representation, warranty, agreement or covenant of Genesis contained in this Agreement or in the officer's certificate delivered pursuant to Section 8.2(j) of this Agreement; provided, however, that the aggregate liability of Genesis to indemnify and hold harmless the Sponsor Indemnified Persons in respect of breaches of the representations and warranties set forth in Section 6.7 of this Agreement and the covenants set forth in Sections 9.1, 9.4, 9.5, 9.6 and 9.10 of this Agreement shall be limited to $50 million.

                   (b) Each Sponsor shall indemnify and hold harmless Genesis and its Affiliates, officers, directors, employees, advisors and agents (each, a "Company Indemnified Person") from and against any and all Losses to which such Company Indemnified Person may become subject or incur, directly or indirectly, based upon, arising out of or in connection with a breach of any representation, warranty, agreement or covenant of such Sponsor contained in this Agreement or in the officer's certificate delivered pursuant to Section 8.3(d) of this Agreement; provided, however, that the aggregate liability of such Sponsor to indemnify and hold harmless the Company Indemnified Persons in respect of breaches of the covenants set forth in Sections 10.1, 10.2 and 10.3 of this Agreement shall be limited to $50 million.

                   (c) Genesis shall indemnify, and advance expenses to, the directors designated by Cypress, TPG or by Sponsor Affiliates to serve on Genesis' board of directors pursuant to the terms of the Series H Preferred Stock to the fullest extent permitted by law. Genesis shall provide and maintain in effect policies of directors' and officers' liability insurance for such directors, which policies shall contain terms and conditions which are not less advantageous than those policies maintained by Genesis at the date hereof and having the maximum available coverage under the current policies of directors' and officers' liability insurance.

                   (d) Genesis shall indemnify and hold harmless each Sponsor Indemnified Person from and against any Losses to which such Sponsor Indemnified Person may become subject or incur, directly or indirectly, based upon, arising out of or in connection with the execution, delivery or performance of this Agreement or the transactions contemplated hereby, including, without limitation, any claim arising out of the actual or alleged breach by Genesis of any contract or other agreement with any Person as a consequence of this Agreement or the transactions contemplated hereby or any action, whether pending or threatened, asserting the invalidity of the transactions contemplated hereby or otherwise challenging this Agreement or the transactions contemplated hereby; provided, that Genesis shall have no obligation under this Section 12.1(d) to indemnify or hold harmless any Sponsor Indemnified Person in respect of Losses resulting from (i) losses in value of the Transaction Securities, (ii) claims by the limited partners in the Sponsor Affiliates or (iii) the tax consequences to the Sponsor Indemnified Persons of their participation in the transactions contemplated hereby.

                   Section 12.2 Procedure for Indemnification. If any Person to be indemnified under this Article XII has suffered or incurred any Losses with respect to which indemnification is to be sought hereunder, the indemnified party shall so notify the party from whom indemnification is sought promptly in writing describing such Losses, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Losses. If a claim or demand by a third party is made against an indemnified party or any action at law or suit in equity is instituted against an indemnified party by a third party (each claim, demand, action or suit by a third party, a "Third Party Claim"), and if an indemnified party intends to seek indemnity with respect thereto under this
Article XII, such indemnified party shall promptly notify the indemnifying party in writing of such Third Party Claim setting forth such Third Party Claim in reasonable detail and tender to the indemnifying party the defense of such Third Party Claim. The failure of the indemnified party to give the indemnifying party prompt notice, to provide notice in the form required or tender the defense of a Third Party Claim as provided herein shall not relieve the indemnifying party of any of its obligations under this Article XII, except to the extent that the indemnifying party is materially prejudiced by such failure. For 30 days after receipt of such notice the indemnifying party shall have the right but not the obligation to undertake the conduct and control, through counsel of its own choosing and at its own expense, of the settlement or defense of any Third Party Claim, and the indemnified party shall cooperate with the indemnifying party in connection therewith; provided, that if the indemnifying party elects to undertake the conduct and control of such settlement or defense, then the indemnified party may participate in such settlement or defense through counsel chosen by such indemnified party provided that the fees and expenses of such counsel shall be borne by such indemnified party; provided, further, that pending the indemnifying party's decision whether to exercise its right to undertake the conduct and control of the settlement or defense of any Third Party Claim, the indemnified party shall undertake, conduct and control the settlement or defense thereof, through counsel of its own choosing. So long as the indemnifying party is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any such Third Party Claim; provided, that in such event it shall waive any right to indemnity therefor by the indemnifying party. If the indemnifying party does not notify the indemnified party within 30 days after the receipt of the indemnified party's notice of a claim of indemnity hereunder in connection with a Third Party Claim that it elects to undertake the settlement or defense thereof, the indemnified party shall have the right to conduct and control the defense thereof and to contest, settle or compromise the Third Party Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The indemnifying party shall not, except with the consent of the indemnified party, enter into any settlement or consent to entry of any judgment unless: (i) such settlement or judgment includes as an unconditional term thereof the giving by the person or persons asserting such claim to all indemnified parties an unconditional release from all liability with respect to such claim and (ii) the relief provided in connection with such settlement or judgment effected by the indemnifying party is satisfied entirely by the indemnifying party.


                                  ARTICLE XIII

                                  MISCELLANEOUS

                   Section 13.1 Notices. (a) Except as provided in Section 13.1(b), all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by telecopier (with a confirmed receipt thereof), and on the next business day when sent by overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                     (i)  if to Cypress, to:

                          The Cypress Group L.L.C.
                          65 East 55th Street, 19th Floor
                          New York, NY  10022
                          Attention:  William L. Spiegel
                          Telecopier: (212) 705-0199

                          with a copy to:

                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, NY  10017
                          Attention:  William E. Curbow, Esq.
                          Telecopier:  212-455-2502

                     (ii) if to TPG, to:

                          TPG Partners II, L.P.
                          201 Main Street, Suite 2420
                          Fort Worth, TX  76102
                          Attention:  Karl I. Peterson
                          Telecopier: 817-871-4010

                          with a copy to:

                          Cleary, Gottlieb, Steen & Hamilton
                          One Liberty Plaza
                          New York, NY 10006
                          Attention: Paul J. Shim, Esq.
                          Telecopier: 212-225-3999

                     (iii) if to Genesis, to:

                          Genesis Health Ventures, Inc.
                          101 East State Street
                          Kennett Square, PA 19348
                          Attention:  Ira C. Gubernick, Esq.
                          Telecopier: 610-444-3365
                          with a copy to:

                          Blank Rome Comisky & McCauley LLP
                          One Logan Square
                          Philadelphia, PA  19103
                          Attention:  Stephen Luongo, Esq.
                          Telecopier:  215-569-5555

                     (iv) if to Nazem, to:

                          Nazem, Inc.
                          645 Madison Avenue
                          New York, New York 10022
                          Attention:  Fred Nazem
                          Telecopier:   212-371-2150

                          with a copy to:

                          Bartoma Corporation, N.V.
                          Fokkerweg 26
                          Suite 12
                          Curacao, Netherlands Antilles
                          Attention:  Marleen Janssen
                          Telecopier:   5999-465-39-07

                   (b) All notices and other communications to be given to any other Person hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, on the next Business Day when sent by overnight courier service and on the third Business Day when sent registered or certified mail, return receipt requested, postage prepaid to such Person at its last known address appearing on the books of Genesis maintained for such purpose.

                   Section 13.2 Severability. In the event any provision hereof is held void or unenforceable by any court, then such provision shall be severable and shall not affect the remaining provisions hereof.

                   Section 13.3 Entire Agreement. This Agreement (including the exhibits, documents or instruments referred to herein) embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

                  Section 13.4 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement signed by each of Cypress, TPG and

Genesis; provided, however, that neither Cypress nor TPG shall enter into any amendment of this Agreement that would be materially more adverse to the rights hereunder of Nazem and its Affiliate than it would be to the rights of Cypress and TPG and their respective Sponsor Affiliates; and, provided, further, that Nazem shall have received prior written notice of any amendment hereto, including a draft of the proposed form of the amendment a reasonable amount of time under the circumstances prior to the execution thereof, and a copy of any executed amendment promptly following the execution thereof. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by Cypress, TPG and Genesis, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

                  Section 13.5 Termination. (a) This Agreement may be terminated and the transactions contemplated hereby abandoned by Genesis, Cypress and TPG by mutual agreement at any time prior to the Closing.

                   (b) This Agreement may be terminated and the transactions contemplated hereby may be abandoned at the option of Genesis, on the one hand, and Cypress and TPG, on the other hand, on March 31, 2000, if the Closing has not, through no fault of the terminating Person or Persons, occurred by such date.

                   (c) In the event that this Agreement is terminated and the transactions contemplated hereby are abandoned as provided above, no party shall have any liability hereunder except for the obligations set forth in Sections 9.6, 10.3, 13.1, 13.4, 13.6, 13.8, 13.9, 13.10 and 13.11, the provisions of which shall survive any termination of this Agreement and abandonment of the transactions contemplated hereby; provided, that nothing herein shall relieve any party from liability for any breach of any representation, warranty, agreement or covenant set forth in this Agreement prior to such termination. Except as specifically provided herein, the provisions of this Agreement shall survive the Closing.

                   Section 13.6 Assignment; Binding on Transferees. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and, to the extent set forth herein, any other Person which is a Holder. Cypress and TPG may assign any of their rights and obligations hereunder to any of their respective Sponsor Affiliates; provided, that in connection with any such assignment of liabilities by Cypress, Cypress Merchant Banking Partners L.P. shall remain liable for such liabilities, and no such assignment shall release TPG from any liability for its obligations hereunder . Neither Genesis nor Nazem may assign any of its rights or obligations hereunder to any Person without the written consent of Cypress and TPG, acting jointly. Notwithstanding the foregoing, Genesis may assign its rights hereunder pursuant to any security or pledge agreement entered into with its senior lenders.

                  Section 13.7 Legend. Each certificate representing shares of Transaction Securities shall bear the following legend (until such time as subsequent transfers thereof are no longer restricted in accordance with the Securities Act, at which time Genesis shall, upon request and at its expense, issue a replacement certificate not bearing a legend):

                   THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS NOT IN VIOLATION OF THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                   Section 13.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

                   Section 13.9 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

                   Section 13.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   Section 13.11 Submission to Jurisdiction; Waivers. Each of the parties hereto agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 13.1 of this Agreement or at such other address of which such party shall have given notice pursuant thereto; and (iii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.


                        [The next page is numbered S-1.]

                   Section 13.12 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.


                   IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.


                                    THE CYPRESS GROUP L.L.C.


                                    By:______________________________
                                       Name:
                                       Title:


                                    TPG PARTNERS II, L.P.
                                    By:  TPG GenPar II, L.P.
                                    By:  TPG Advisors II, Inc.



                                    By:______________________________
                                       Name:
                                       Title:


                                    NAZEM, INC.


                                    By:______________________________
                                       Name:
                                       Title:


                                    GENESIS HEALTH VENTURES, INC.



                                    By:______________________________

                                       Name:
                                       Title:

         The foregoing provisions of this Agreement applicable to Sponsor Affiliates shall be binding upon and inure to the benefit of the undersigned.

                              Affiliates of The Cypress Group L.L.C.

                              CYPRESS MERCHANT BANKING
                              PARTNERS, L.P.
                              By: Cypress Associates L.P.
                              By: The Cypress Group L.L.C.

                              By: __________________________________
                                    Name:
                                    Title:

                              CYPRESS OFFSHORE PARTNERS, L.P.
                              By: Cypress Associates L.P.
                              By: The Cypress Group L.L.C.

                              By: __________________________________
                                     Name:
                                     Title:


                              Affiliates of TPG PARTNERS II, L.P.

                              TPG PARALLEL II, L.P.
                              By: TPG GenPar II, L.P.
                              By: TPG Advisors II, Inc.

                              By: __________________________________
                                     Name:
                                     Title:

                              TPG INVESTORS II, L.P.
                              By: TPG GenPar II, L.P.
                              By: TPG Advisors II, Inc.

                              By: __________________________________
                                     Name:
                                     Title:

                              TPG MC COINVESTMENT, L.P.
                              By: TPG GenPar II, L.P.
                              By: TPG Advisors II, Inc.

                              By: __________________________________
                                     Name:
                                     Title:

                              Affiliate of Nazem

                              GENESIS ELDERCARE PORTFOLIO K. LP
                              By Healthworth Associates I, L.L.C.

                              By: __________________________________
                                     Name:
                                     Title: